[GRAPHIC
OMITTED]     WEINBERG  &  COMPANY,  P.A.
             ----------------------------
             CERTIFIED PUBLIC ACCOUNTANTS


                                                January 14, 2002





Securities and Exchange Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

               RE:  FIGHTON  SUCCESSION  CORPORATION
                    FILE  REF. NO. 33-14982-LA
                    --------------------------


We were previously the principal accountant for Fighton Succession Corporation and, under the date of March 27, 2001 we reported on the financial statements of Fighton Succession Corporation as of December 31, 2000. On January 9, 2002, our appointment as principal accountant was terminated. We have read Fighton Succession Corporation's statements included under Item 4 of its Form 8-K dated January 11, 2002, and we agree with such statements.

                                                Very  truly  yours,


                                                /s/  Weinberg & Company, P.A.
                                                WEINBERG  &  COMPANY,  P.A.
                                                Certified Public  Accountants





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